EXHIBIT 23

                               ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report, dated September 25, 1997, included in Little Switzerland, Inc.'s Report on Form 10-K/A for the year ended May 31, 1997, into the Company's previously filed Registration Statement on Form S-8 No. 33-46654 (filed on March 25, 1992), Registration Statement on Form S-8 No. 33-46656 (filed on March 25, 1992) and Registration Statement on Form S-8 No.
33-73056 (filed on December 17, 1993).


                                                   /s/ Arthur Andersen LLP

                                                   ARTHUR ANDERSEN LLP


Boston, Massachusetts
January 26, 1998